
                              LIST OF SUBSIDIARIES
                              --------------------


                                                 Date Inc./  State Inc./                                                     Percent
               Entity's Legal Name               Organized    Organized            100% Ownership By                          Owned
               -------------------               ---------    ---------            -----------------                          -----

Coca-Cola Bottling Co. Consolidated               4/8/80         DE
Carolina Coca-Cola Bottling Co.                   10/26/98       DE         Coca-Cola Bottling Co. Consolidated                 100%
Case Advertising, Inc.                            2/18/88        DE         Coca-Cola Bottling Co. Consolidated                 100%
Category Management Consulting, LLC               6/29/95        NC         Coca-Cola Bottling Co. Consolidated and              99%
                                                                                Coca-Cola Bottling Co. of Roanoke, Inc.           1%
CC Beverage Packing, Inc.                         3/15/88        DE         Coca-Cola Bottling Co. Consolidated                 100%
CCBC of Nashville, LP                             12/20/96       TN         Coca-Cola Bottling Company of Tennessee, LLC         51%
                                                                                and Consolidated Volunteer, Inc.                 49%
CCBC of Wilmington, Inc.                          6/17/93        DE         Piedmont Coca-Cola Bottling Partnership             100%
CCBCC Relief Foundation, Inc.                     06/13/95       NC         Coca-Cola Bottling Co. Consolidated                 100%
CCBCC, Inc.                                       12/20/93       DE         Coca-Cola Bottling Co. Consolidated                 100%
Chesapeake Treatment Company, LLC                 6/5/95         NC         Coca-Cola Bottling Co. Consolidated                  99%
                                                                                and Case Advertising, Inc.                        1%
COBC, Inc.                                        11/23/93       DE         Columbus Coca-Cola Co.                              100%
Coca-Cola Bottling Co. Affiliated, Inc.           4/18/35        DE         Coca-Cola Bottling Co. Consolidated                 100%
Coca-Cola Bottling Co. of Roanoke, Inc.           2/5/85         DE         Coca-Cola Bottling Co. Consolidated                 100%
Coca-Cola Bottling Company of Alabama, LLC        12/26/96       DE         Coca-Cola Bottling Co. Consolidated                   1%
                                                                                and CC Beverage Packing, Inc.                    99%
Coca-Cola Bottling Company of Mobile, LLC         12/20/96       AL         Coca-Cola Bottling Company of Alabama, LLC           51%
                                                                                and CC Beverage Packing, Inc.                    49%
Coca-Cola Bottling Company of North Carolina, LLC 12/18/95       NC         Coca-Cola Bottling Co. Consolidated                   1%
                                                                                and Coca-Cola Bottling Co. Affiliated, Inc.      99%
Coca-Cola Bottling Company of Tennessee, LLC      12/12/96       TN         Coca-Cola Bottling Co. Consolidated and              99%
                                                                                Coca-Cola Bottling Co. of Roanoke, Inc.           1%
Coca-Cola Ventures, Inc.                          6/17/93        DE         Coca-Cola Bottling Co. Affiliated, Inc.             100%
Columbus Coca-Cola Bottling Co.                   7/10/84        DE         Coca-Cola Bottling Co. Consolidated                 100%
Consolidated Leasing, LLC                         1/14/97        NC         Coca-Cola Bottling Co. Consolidated and              99%
                                                                                The Coca-Cola Bottling Company of WV, Inc.        1%
Consolidated Real Estate Group, LLC               1/4/00         NC         Coca-Cola Bottling Co. Consolidated                 100%
Consolidated Volunteer, Inc.                      12/11/96       DE         Coca-Cola Bottling Co. Consolidated                 100%
ECBC, Inc.                                        11/23/93       DE         Coca-Cola Bottling Co. Affiliated, Inc.             100%
Heath Oil Co, Inc.                                9/9/86         SC         Carolina Coca-Cola Bottling Co.                     100%
Jackson Acquisitions, Inc.                        1/24/90        DE         Coca-Cola Bottling Co. Consolidated                 100%
LYBC, Inc.                                        9/10/99        DE         Lynchburg Coca-Cola Bottling Co., Inc.              100%
Lynchburg Coca-Cola Bottling Co., Inc.            09/14/99       DE         Coca-Cola Bottling Co. of Roanoke, Inc.             100%
Metrolina Bottling Company                        5/21/93        DE         Coca-Cola Bottling Co. Consolidated                 100%
MOBC, Inc.                                        11/23/93       DE         CC Beverage Packing, Inc.                           100%
NABC, Inc.                                        11/23/93       DE         Consolidated Volunteer, Inc.                        100%
Panama City Coca-Cola Bottling Co.                10/5/31        FL         Columbus Coca-Cola Bottling Co.                     100%
PCBC, Inc.                                        11/23/93       DE         Panama City Coca-Cola Bottling Co.                  100%
Reidsville Transaction Corporation                05/16/99       DE         Coca-Cola Bottling Co. Consolidated                 100%
ROBC, Inc.                                        11/23/93       DE         Coca-Cola Bottling Co. of Roanoke, Inc.             100%
SUBC, Inc.                                        12/02/98       DE         Carolina Coca-Cola Bottling Co.                     100%
Tennessee Soft Drink Production Company           12/22/88       TN         Consolidated Volunteer, Inc.                        100%
The Coca-Cola Bottling Company of West
    Virginia, Inc.                                12/28/92       WV         Coca-Cola Bottling Co. Consolidated                 100%


Thomasville Acquisitions, Inc.                    1/8/97         DE         Coca-Cola Bottling Co. Consolidated                 100%
TOBC, Inc.                                        3/24/97        DE         Coca-Cola Bottling Co. Consolidated                 100%
TXN, Inc.                                         1/3/90         DE         Data Ventures, LLC                                  100%
WCBC, Inc.                                        11/23/93       DE         Coca-Cola Bottling Co. Affiliated, Inc.             100%
Whirl-I-Bird, Inc.                                11/3/86        TN         Coca-Cola Bottling Co. Consolidated                 100%
WVBC, Inc.                                        11/23/93       DE         The Coca-Cola Bottling Company of WV, Inc.          100%
